UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

PULTE HOMES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      Stock Option and Common Stock Grant. On June 1, 2005, non-employee directors of Pulte Homes, Inc. were issued an annual grant of stock options and common stock for their service as members of the Board of Directors as follows:

	Stock Option	Common
Name	Grant	Stock
D. Kent Anderson	8,000	1,800
Debra J. Kelly-Ennis	8,000	1,800
David N. McCammon	8,000	1,800
Bernard W. Reznicek	8,000	1,800
Alan E. Schwartz	8,000	1,800
Francis J. Sehn	8,000	1,800
John J. Shea	8,000	1,800
William B. Smith	8,000	1,800

      The annual grant of stock options vests immediately upon issuance and expires ten years from the date of grant.

      The stock options and common stock were issued in accordance with the Pulte Corporation 2000 Stock Plan for Nonemployee Directors.

      A form of the stock option grant agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: June 3, 2005	By:	/s/ David M. Sherbin
		Name:	David M. Sherbin
		Title:	Vice President, General Counsel and Secretary

Exhibit 10.1

STOCK OPTION AGREEMENT

June 1, 2005

To:

      Pursuant to the Pulte Corporation 2000 Stock Plan for Nonemployee Directors (the “Plan”), Pulte Homes, Inc. (the “Corporation”) hereby grants you an option (the “Option”) to purchase 8,000 shares of the common stock of the Corporation, par value $0.01 per share (the “Shares”), at a price equal to $         per share, upon the terms and conditions contained in this Agreement and in the Plan, a copy of which is attached hereto and made a part of this agreement.

1.	The Option is intended to be a Nonqualified Option, as defined in the Plan.

2.	The Option may not be transferred by you other than (a) by will or by the laws of descent and distribution and (b) to your children and to trusts established for their benefit. During your lifetime, the Option is exercisable only by you or a transferee permitted by clause (b) of the preceding sentence.

3.	Subject to the other terms contained in this Agreement and in the Plan, you may immediately exercise the Option with respect to any or all of the Shares.

4.	The Option will expire (to the extent not previously exercised) on the tenth anniversary of the date of this Agreement.

5.	The Option will be exercisable until the tenth anniversary date of this Agreement, regardless of when you cease to be a member of the Board of Directors of the Corporation.

6.	The Option may be exercised by giving a written notice to the Treasurer of the Corporation. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (by the means specified in Paragraph 7 below) of the aggregate exercise price for the number of Shares purchased and by the representation required by Section 8 of the Plan if the Shares to be issued upon exercise of the Option have not been registered under the Securities Act of 1933. Such exercise shall be effective only upon actual receipt of such written notice, and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares to be issued upon exercise of any part of the Option shall inure to you or any other person who is entitled to exercise the Option unless and until certificates representing such Shares have been issued.

7.	The aggregate exercise price for the number of Shares to be purchased shall be payable either (a) in cash; (b) by exchanging, for the Shares to be issued pursuant to the exercise of the Option, previously acquired shares of the Common Stock which you have held for such period of time, if any, as the Committee that administers the Plan may require (such previously acquired shares will be valued at an amount equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of exercise of the Option); (c) by the Corporation retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the total exercise price of the number of Shares with respect to which the Option is exercised; or (d) by a combination of the payment methods specified in clauses (a), (b) and (c).

8.	Nothing contained in this Agreement or in the Plan, nor any action taken by the Committee, shall confer upon you any right with respect to your continuation as a member of the Board of Directors of the Corporation.

9.	If, upon or as a result of your exercise of the Option, there shall be payable by the Corporation any amount for income tax withholding, you will pay such amount to the Corporation to reimburse it for such income tax withholding.

10.	The validity, interpretation and performance of this Agreement shall be controlled and construed under the laws of the State of Michigan.

11.	The provisions of this Agreement shall inure to the benefit of and be binding upon (a) the Corporation and its successors and assigns, and (b) you and your heirs, legatees or legal representatives.

Very truly yours, PULTE HOMES, INC.
By:

Agreed and Accepted:

(name of director)

Date: